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                                                                      EXHIBIT 21

SALOMON INC
Subsidiaries of the Registrant

Name under which business is conducted                      Jurisdiction
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Phibro Commodities                                          United Kingdom
Phibro Energy Clearing Inc.                                 Delaware
Phibro Energy Production, Inc.                              Delaware
     White Nights Joint Enterprise  (45% owned)             Russia
Phibro Trading Pte. Ltd.                                    Singapore
Phibro Energy USA, Inc. (Effective April 1, 1996,
     renamed Basis Petroleum, Inc.)                         Texas
Phibro GmbH                                                 Switzerland
Phibro Resources Corp.                                      Delaware
     The S.W. Shattuck Chemical Co., Inc.                   Colorado
Philipp Brothers, Inc.                                      New York
     Philipp Brothers Trading Corporation                   Delaware
Salomon Brothers Holding Company Inc                        Delaware
     Loan Participation Holding Corporation                 Delaware
          Home Mortgage Access Corporation                  District of Columbia
               Home Mac Mortgage Securities Corporation     District of Columbia
     PB-SB Investments Inc                                  Delaware
     Plaza Clearing Corporation                             New York
     Salomon Brothers Inc                                   Delaware
     Salomon Plaza Holdings Inc                             Delaware
       Plaza Holdings, Inc.                                 Delaware
          Salomon Brothers Finance Corporation & Co.
          beschrankt haftende KG                            Germany
               Salomon Brothers AG                          Germany
     Salomon Forex Inc                                      Delaware
     Salomon Brothers Realty Corporation                    New York
     Salomon Swapco Inc                                     Delaware
     Salomon Brothers Mortgage Securities II, Inc.          Delaware
     Salomon Brothers Mortgage Securities Inc.              Delaware
     Salomon Brothers Mortgage Securities V, Inc.           Delaware
     Salomon Capital Access for Savings Institutions, Inc.  Delaware
          Salomon Capital Access Corporation                Delaware
     Salomon Brothers International Operations (Japan) Inc  Delaware
     Salomon Brothers International Operations Inc          Delaware
     Salomon Brothers Asset Management Inc                  Delaware
     Salomon Brothers Housing Investment Inc                Delaware




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Name under which business is conducted                      Jurisdiction
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     Salomon Brothers Pacific Holding Company Inc           Delaware
     Salomon (International) Finance AG                     Switzerland
         Salomon Brothers Overseas Inc and Branch           Cayman Islands
         Salomon Brothers Asia Limited                      Hong Kong
     Salomon Brothers Hong Kong Limited                     Hong Kong
     Salomon Brothers Australia Limited                     Australia
     Salomon Brothers Canada Holding Co.                    Canada
         Salomon Brothers Canada Inc                        Canada
     Salomon Brothers Finance AG                            Switzerland
     Salomon Brothers S.A.                                  France
     Salomon Brothers SIM, SpA                              Italy
     Salomon International Limited                          Delaware
         Phibro Holdings Limited                            United Kingdom
              Phibro Bullion Limited                        United Kingdom
              Phibro Futures Limited                        United Kingdom
         Salomon Brothers Europe Limited                    United Kingdom
              Salomon Brothers International Limited        United Kingdom
              Salomon Brothers UK Equity limited            United Kingdom
              Salomon Brothers UK Limited                   United Kingdom
              The Mortgage Corporation Limited              United Kingdom
     Scanports Shipping Inc.                                Delaware